Exhibit 99.5

CONSENT OF JEFFERIES LLC

The Board of Directors

Texas Capital Bancshares, Inc.

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated December 8, 2019, to the Board of Directors of Texas Capital Bancshares, Inc. (“TCBI”) as Annex F to, and reference to such opinion letter under the headings “SUMMARY—Opinions of TCBI’s Financial Advisors—Opinion of Jefferies LLC” and “THE MERGER — Opinions of TCBI’s Financial Advisors—Opinion of Jefferies LLC” in, the joint proxy statement/prospectus relating to the proposed merger involving TCBI and Independent Bank Group, Inc. (“IBTX”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of IBTX (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Jefferies LLC

JEFFERIES LLC

January 21, 2020